Exhibit 99.1

August 9, 2023

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases Second Quarter 2023 Results

Reports Net Loss of *$9.9 Million or $0.23 per Diluted Share, and Adjusted EBITDA of ($7.3) Million

*Impacted by the timing of separated RIN sales of $19.5 million not realized until July

CLAYTON, Mo. (August 9, 2023) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights (all comparisons are with the second quarter of 2022)

●	Revenues were $85.3 million, down 28% from $117.8 million.
●	Net loss increased to $9.9 million, or $0.23 per diluted share(1), from a loss of $3.1 million, or $0.07 per diluted share.
●	Adjusted EBITDA(2) was ($7.3) million, down from $0.4 million.

Six months 2023 Financial Highlights (all comparisons are with the first half of 2022)

●	Revenues were $159.5 million, comparable to $160.1 million.
●	Net income increased to $11.2 million, or $0.26 per diluted share(1), from a loss of $15.5 million, or $0.35 per diluted share.
●	Adjusted EBITDA(2) was $8.6 million, up from ($8.2) million.

(1) Unfavorably impacted by the timing of the sale of separated Renewable Identification Numbers ("RINs") held in inventory at quarter close and sold in July 2023.

(2) A non-GAAP financial measure.  See "Non-GAAP Financial Measures" for a description of the measure and a reconciliation to the applicable GAAP measure.

“For the first half of 2023, biodiesel margins have been strong, and we have operated our biodiesel plant at full capacity. However, our second quarter results were weaker as the result of the timing of the sale of separated RINs. These were held in inventory at no cost at the end of the second quarter and were subsequently sold in July benefiting our third quarter results by $19.5 million.

Our chemical segment continued to grow and show improved margins in the three and six months ended June 30, 2023. This was supported by the commercialization of new products and the successful completion of new product trials as we continue to implement our strategy to grow the chemical segment.” said Tom McKinlay, Chief Executive Officer for FutureFuel Corp.

2023 Cash Dividends

FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock in the second quarter of 2023. The remaining quarterly dividends of $0.06 per share are expected to be paid in September and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see "Non-GAAP Financial Measures" for additional information), include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended June 30,
			Dollar	%
	2023	2022*	Change	Change
Revenue	$85,308	$117,796	$(32,488)	(28%)
Loss from operations	$(11,583)	$(1,515)	$(10,068)	(665%)
Net loss	$(9,859)	$(3,104)	$(6,755)	(217%)
Loss per common share:
Basic	$(0.23)	$(0.07)	$(0.16)	(229%)
Diluted	$(0.23)	$(0.07)	$(0.16)	(229%)
Adjusted EBITDA*	$(7,329)	$382	$(7,711)	n/a

	Six Months Ended June 30,
			Dollar	%
	2023	2022*	Change	Change
Revenue	$159,489	$160,057	$(568)	0%
Income (loss) from operations	$6,668	$(11,122)	$17,790	n/a
Net income (loss)	$11,222	$(15,502)	$26,724	n/a
Earnings (loss) per common share:
Basic	$0.26	$(0.35)	$0.61	n/a
Diluted	$0.26	$(0.35)	$0.61	n/a
Adjusted EBITDA*	$8,571	$(8,186)	$16,757	n/a

*Adjusted EBITDA restated for the three and six months of 2022 consistent with 2023 reporting to exclude cash (realized) gains and losses on derivative instruments.

Financial and Business Summary

Consolidated sales revenue in the three and six months ended June 30, 2023 decreased $32,488 and $568 compared to the three and six months ended June 30, 2022. These decreases resulted, in part, from the timing of separated RINs in our biofuel segment held in inventory at June 30, 2023 with a fair market value of $19,461 which were sold in July.  In addition, in the three months ended June 30, 2023, biofuel segment sales volume decreased 11% or $11,057 (and inventory increased) on forward sales to the second half of 2023 on stronger margins. In the six months ended June 30, 2023, biofuel segment sales volumes increased 4.9% or $5,901.

As a result of the above mentioned separated RINs held in inventory at no cost, a loss from operations of $11,583 resulted in the three months ended June 30, 2023 (a reduction of $10,068 from the comparative prior year period).  Partially offsetting this decrease was the change in the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment decreased income from operations $288 and $5,307 in the three months ended June 30, 2023 and 2022, respectively.  In addition, in the prior three-month comparison period, derivative losses resulted from unprecedented volatility in the heating oil futures market for which we modified our derivative strategy to help mitigate reoccurrence.  Margins also improved in our chemical segment to 34% from 23% in the prior year period on new products and product mix.

Income from operations for the six months ended June 30, 2023 was $6,668 as compared to a loss of $11,122 in the six months ended June 30, 2022. This increase resulted from (i) the change in our realized derivative gains of $9,437 in the current six-month period as compared to realized losses of $28,992 in the prior six-month period given unprecedented market volatility as described above, and (ii) the change in the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased income from operations $3,495 in the current six-month period as compared to a decrease of income from operations of $4,825 in the prior six-month period.  Income from operations did not include $19.5 million from the sale of separated RINs in July 2023.  Lastly, for the six-month comparative period, chemical margins improved to 37% from 24% in the prior six-month period on new product trials and product mix

Capital Expenditures

Capital expenditures were $3,875 in the first six months of 2023, compared with $1,895 in the same period in 2022.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents were $166,690 and $175,640 and marketable securities were $0 and $37,126 as of June 30, 2023 and December 31, 2022, respectively. Cash was used to increase biofuel inventories, the majority of which is committed for sale in the third and fourth quarters of 2023.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2022 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, non-cash gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and non-cash gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$166,690	$175,640
Accounts receivable, inclusive of the blenders' tax credit of $9,807 and $8,970 and net of allowances for bad debt of $80 and $48, respectively	28,574	26,204
Inventory	67,362	26,761
Marketable securities	-	37,126
Other current assets	11,647	8,045
Total current assets	274,273	273,776
Property, plant and equipment, net	75,689	76,941
Other assets	4,497	5,252
Total noncurrent assets	80,186	82,193
Total Assets	$354,459	$355,969
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890, respectively	$30,136	$36,345
Dividends payable	5,252	10,503
Other current liabilities	9,400	9,250
Total current liabilities	44,788	56,098
Deferred revenue – long-term	13,212	15,079
Other noncurrent liabilities	2,236	1,792
Total noncurrent liabilities	15,448	16,871
Total liabilities	60,236	72,969
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243 and 43,763,243 issued and outstanding as of June 30, 2023 and December 31, 2022	4	4
Accumulated other comprehensive income (loss)	-	(1)
Additional paid in capital	282,489	282,489
Retained earnings	11,730	508
Total Stockholders’ Equity	294,223	283,000
Total Liabilities and Stockholders’ Equity	$354,459	$355,969

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30:		Six months ended June 30:
	2023	2022	2023	2022
Revenue	$85,308	$117,796	$159,489	$160,057
Cost of goods sold and distribution	93,900	116,819	146,458	166,235
Gross(loss) profit	(8,592)	977	13,031	(6,178)
Selling, general, and administrative expenses	1,984	1,737	4,284	3,510
Research and development expenses	1,007	755	2,079	1,434
	2,991	2,492	6,363	4,944
Loss income from operations	(11,583)	(1,515)	6,668	(11,122)
Interest and dividend income	1,732	747	4,068	1,411
Gain (loss) on marketable securities	42	(3,239)	575	(7,366)
Other expense	(35)	(35)	(67)	(67)
Other income (expense)	1,739	(2,527)	4,576	(6,022)
(Loss) income before income taxes	(9,844)	(4,042)	11,244	(17,144)
Income tax provision (benefit)	15	(938)	22	(1,642)
Net (loss) income	$(9,859)	$(3,104)	$11,222	$(15,502)

(Loss) earnings per common share
Basic	$(0.23)	$(0.07)	$0.26	$(0.35)
Diluted	$(0.23)	$(0.07)	$0.26	$(0.35)
Weighted average shares outstanding
Basic	43,763,243	43,763,243	43,763,243	43,763,243
Diluted	43,763,243	43,763,243	43,764,890	43,766,243

Comprehensive (loss) income
Net (loss) income	$(9,859)	$(3,104)	$11,222	$(15,502)
Other comprehensive (loss) income from unrealized net (losses) gains on available-for-sale securities	(20)	(86)	2	(148)
Income tax effect	4	18	(1)	31
Total unrealized (loss) gain, net of tax	(16)	(68)	1	(117)
Comprehensive (loss) income	$(9,875)	$(3,172)	$11,223	$(15,619)

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$11,222	$(15,502)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,155	5,276
Amortization of deferred financing costs	49	48
Benefit for deferred income taxes	-	(1,672)
Change in fair value of equity securities	(3,117)	7,339
Change in fair value of derivative instruments	(3,259)	(2,388)
Loss on the sale of investments	2,543	27
Loss on disposal of property and equipment	8	50
Noncash interest expense	17	17
Changes in operating assets and liabilities:
Accounts receivable	(2,369)	(8,172)
Accounts receivable – related parties	(1)	(20)
Inventory	(40,601)	(4,664)
Income tax receivable	19	(20)
Prepaid expenses	1,706	1,773
Prepaid expenses – related party	-	(8)
Other assets	1,806	125
Accounts payable	(6,269)	19,171
Accounts payable – related parties	24	326
Accrued expenses and other current liabilities	321	(659)
Accrued expenses and other current liabilities – related parties	(1)	(1)
Deferred revenue	(2,037)	(2,769)
Other noncurrent liabilities	427	(187)
Net cash used in operating activities	(34,357)	(1,910)
Cash flows from investing activities
Collateralization of derivative instruments	(3,154)	383
Proceeds from the sale of marketable securities	37,701	250
Proceeds from the sale of property and equipment	-	56
Capital expenditures	(3,875)	(1,895)
Net cash provided by (used in) investing activities	30,672	(1,206)
Cash flows from financing activities
Payment of dividends	(5,251)	(5,251)
Deferred financing costs	(14)	-
Net cash used in financing activities	(5,265)	(5,251)
Net change in cash and cash equivalents	(8,950)	(8,367)
Cash and cash equivalents at beginning of period	175,640	137,521
Cash and cash equivalents at end of period	$166,690	$129,154

Cash paid for income taxes	$20	$276
Noncash capital expenditures	$244	$95

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended June 30:		Six months ended June 30:
	2023	2022*	2023	2022*
Net (loss) income	$(9,859)	$(3,104)	$11,222	$(15,502)
Depreciation	2,604	2,706	5,155	5,276
Interest and dividend income	(1,732)	(747)	(4,068)	(1,411)
Non-cash interest expense and amortization of deferred financing costs	34	33	66	65
Loss on disposal of property and equipment	8	44	8	50
Unrealized loss (gain) on derivative instruments	1,643	(851)	(3,259)	(2,388)
(Gain) loss on marketable securities	(42)	3,239	(575)	7,366
Income tax provision (benefit)	15	(938)	22	(1,642)
Adjusted EBITDA*	$(7,329)	$382	$8,571	$(8,186)

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Six months ended June 30:
	2023	2022*
Net cash provided by operating activities	$(34,357)	$(1,910)
Benefit for deferred income taxes	-	1,672
Interest and dividend income	(4,068)	(1,411)
Income tax provision (benefit)	22	(1,642)
Changes in operating assets and liabilities, net	46,974	(4,895)
Adjusted EBITDA*	$8,571	$(8,186)

*Adjusted EBITDA restated for the three and six months of 2022 consistent with 2023 reporting to exclude cash (realized) gains and losses on derivative instruments.

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended June 30:		Six months ended June 30:
	2023	2022	2023	2022
Revenue
Custom chemicals	$15,576	$12,266	$32,196	$27,981
Performance chemicals	3,180	5,928	8,441	11,774
Chemical revenue	$18,756	$18,194	$40,637	$39,755
Biofuel revenue	66,552	99,602	118,852	120,302
Total Revenue	$85,308	$117,796	$159,489	$160,057

Segment gross profit
Chemical	$6,416	$4,196	$15,039	$9,614
Biofuel	(15,008)	(3,219)	(2,008)	(15,792)
Total gross profit	$(8,592)	$977	$13,031	$(6,178)

As of June 30, 2023, FutureFuel held 11.8 million of RINs in inventory at no cost with a fair market value of $19,461.  These RINs were sold in July 2023.  Comparatively, at June 30, 2022, FutureFuel held 2.8 million of RINs in inventory at no cost with a fair market value of $4,943.